UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM  8-K

CURRENT  REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 1, 2008

Microfield Group, Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-26226	93-0935149
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

5335 SW Meadows Road, Suite 325, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(503) 603-3500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Director.  Due to increasing demands from his growing international business and energy consultancy, Phillip G. Harris has resigned his position as a member of the Board of Directors of Microfield Group, Inc. effective September 1, 2008.  Mr. Harris has also withdrawn his name from the slate of directors to be elected by shareholders at the Annual Meeting of Shareholders to be held on September 24, 2008.

Mr. Harris served as the chair of Microfield’s Compensation Committee and was a member of Microfield’s Audit Committee and Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2008.
Microfield Group, Inc.

/s/ William C. McCormick
William C. McCormick
Chairman of the Board of Directors